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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                       [_]
Filed by a Party other than the Registrant    [X]

check the appropriate box:
[ ]   Preliminary Proxy Statement
[_]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[X]   Soliciting Material Under Rule 14a-12

                                              [_]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e) (2)

                            COMPUTER HORIZONS CORP.
               --------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                   AQUENT LLC
   --------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price on other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

     [_]  Fee paid previously with preliminary material





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     [_]  check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.

               1.   Amount Previously Paid:

               2.   Form, Schedule or Registration Statement No.:

               3.   Filing Party:

               4.   Date Filed:


                                      -2-





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[AQUENT LOGO]

FOR IMMEDIATE RELEASE


                     AQUENT URGES COMPUTER HORIZONS BOARD TO
                       "STOP DELAYING, START NEGOTIATING"

Boston, MA, April 29, 2003 - Aquent LLC, a privately held global professional services firm, today issued the following statement regarding recent press releases from Computer Horizons Corp. (NASDAQ: CHRZ):

John Chuang, Chairman and Chief Executive Officer of Aquent LLC, said, "Computer Horizons' claims regarding Aquent's merger proposal are perplexing, given Aquent's repeated attempts to present its premium $5.00 per share cash merger proposal to the Computer Horizons Board. Despite what Computer Horizons has been telling its shareholders - `the Board, in fulfilling its fiduciary responsibilities, is currently reviewing the Aquent proposal and has retained a leading investment banking firm, J.P. Morgan Securities, to assist the Board in evaluating this matter'(1) - neither the Company nor its advisor has so far contacted us."

Mr. Chuang added, "Today's announcement by Computer Horizons regarding the separation agreement for its recently departed CEO, John Cassese, should have provided the Computer Horizons Board with an opportunity to avoid a costly proxy contest, enhance shareholder value and fulfill its fiduciary obligations. We are concerned that the lawsuit filed today by Computer Horizons indicates that they are not serious about negotiating a transaction that is in the best interests of all shareholders. These delaying tactics further underscore the importance that shareholders should refrain from voting the Company's WHITE proxy card and wait to review Aquent's proxy materials regarding the election of two new, independent directors to the Computer Horizons Board and the enhancement of shareholders' ability to call special meetings to hold this Board accountable."

Mr. Chuang continued, "Aquent is committed to pursuing a negotiated merger transaction with the Computer Horizons Board. Let me say one more time - we are not presently, and have never purported to be, commencing a tender offer. Our premium asset-backed cash merger transaction would return all of the Company's cash, approximately $79 million based on the most recent public announcement, back to Computer Horizons' shareholders - the true owners of the Company, as well as provide shareholders with additional cash of approximately $72 million, for a total value of approximately $151 million. Aquent's proposal represents a premium of 67% based upon Computer Horizons' closing price of $3.00 per share on Friday, April 11, 2003, the day prior to the announcement of Aquent's proposal, and it represents a premium of 69% based on Computer Horizons' average closing share price of $2.96 over the 30 trading days prior to Aquent's April 14 announcement. Aquent's $5.00 per share proposal is also higher than any trading price for Computer Horizons' common stock over the last two years."



                                    - more -


(1)  Computer Horizons DEFA14A filed April 28, 2003.


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                                      - 2 -

Mr. Chuang concluded, "Despite the costs associated with Mr. Cassese's $3.5 million separation package and other terms that have yet to be disclosed to the public, Aquent still wants to provide Computer Horizons' shareholders with $5.00 per share in cash if only the Board and its advisors would sit down to negotiate our premium merger proposal with us."

Aquent strongly believes that it is important for Computer Horizons to fully disclose the details of Mr. Cassese's separation agreement and encourages Computer Horizons to file all separation materials with the Securities and Exchange Commission as soon as possible.

Aquent also stated that although it has not fully reviewed Computer Horizons' lawsuit filed today, it believes that the claims are entirely without merit and Aquent will vigorously defend against them.

About Aquent
Aquent LLC is a privately-held premier global solutions company that operates 70 offices located in 15 countries. Aquent consists of two divisions: IT Services, providing solutions in application development, quality assurance testing, and project management; and Marketing & Creative Services, providing outsourcing, systems consulting and staffing for Global 1000 companies. Aquent was founded 17 years ago and is headquartered in Boston, MA. Additional information about Aquent can be found on the Company's website at www.aquent.com.

In connection with Computer Horizons' upcoming Annual Meeting, Aquent has filed and plans to circulate a proxy statement with the Securities and Exchange Commission (SEC). COMPUTER HORIZONS SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement and other material (when available) and any other documents that may be filed by Aquent with the SEC in connection with the Annual Meeting at the SEC's web site at www.sec.gov. Computer Horizons shareholders may also obtain free copies of the proxy statement and other documents filed by Aquent in connection with the annual meeting, including information about the identity of the participants in the solicitation (who may be deemed to include, in addition to Aquent, Aquent's nominees Robert A. Trevisani and Karl E. Meyer, and Aquent's directors and executive officers John H. Chuang, Steven M. Kapner, Mia Wenjen and Nunzio Domilici) and a description of their direct and indirect interests, by security holdings or otherwise, by directing a request to: Aquent LLC, 711 Boylston Street, Boston, Massachusetts 02116, Attn: Steven M. Kapner, phone: (617) 535-5000, email: skapner@aquent.com.

SAFE HARBOR STATEMENT

Certain statements contained herein regarding matters that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby, including due to risk factors listed from time to time in Computer Horizons' reports and filings with the Securities and Exchange Commission.
                                      # # #

Contact:
Investors                             Media
Mark Harnett                          Matthew Sherman / Jeremy Jacobs
MacKenzie Partners                    Joele Frank, Wilkinson Brimmer Katcher
212-929-5877                          212-355-4449